UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2024

AKOUSTIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38029 (Commission File Number)	33-1229046 (I.R.S. Employer Identification Number)

9805 Northcross Center Court, Suite A

Huntersville, NC 28078

(Address of principal executive offices, including zip code)

704-997-5735

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, $0.001 par value	AKTS	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously reported, on May 17, 2024, after a trial in the U.S. District Court for the District of Delaware (the “District Court”) in the matter of Qorvo Inc. vs. Akoustis Technologies, Inc. DE Case 1:21-cv-01417-JPM (the “Qorvo Litigation”), a jury verdict was entered in favor of plaintiff, Qorvo Inc. (“Qorvo”), and against Akoustis Technologies, Inc. (the “Company”), which awarded Qorvo approximately $38.6 million in damages (the “Damages Award”). Following the verdict, the Company filed post-trial motions seeking to (i) overturn the jury’s damages award for trade secret misappropriation and (ii) obtain a new trial on liability for patent infringement and regarding damages for trade secret misappropriation (or in the alternative, remittitur regarding such damages (collectively, the “Company Post-Trial Motions”)). Qorvo filed four post-trial motions of its own, including a motion for discretionary attorneys’ fees regarding the trade secret misappropriation claims.

On September 9, 2024, the District Court issued an Order Granting in Part and Denying in Part Plaintiff’s Motion for Attorneys’ Fees (the “Order”). The Order awarded Qorvo approximately $11.7 million in attorneys’ fees (the “Attorneys’ Fees Award”). The Order is not enforceable or appealable; instead, the Attorneys’ Fees Award will be included in the District Court’s final judgment, which will also reflect the outcome of the Company Post-Trial Motions and Qorvo’s other post-trial motions. Once the District Court renders its final judgment, the Company and Qorvo will have thirty days within which to challenge it (including the Attorneys’ Fees Award) by filing a notice of appeal. If the Company elects to appeal the final judgment and posts an undertaking (such as an appeal bond) within thirty days of entry of final judgment, the Damages Award and Attorneys’ Fees Award would not be enforceable pending the exhaustion of all appeals. As of September 9, 2024, the District Court had not yet ruled on the Company Post-Trial Motions or on Qorvo’s other post-trial motions.

The verdict in the Qorvo Litigation together with the Damages Award and the Attorneys’ Fees Award have created significant uncertainty regarding the Company’s financial condition and prospects. The Company is continuing to evaluate the impact of the verdict and the related awards on its business, results of operations, and financial condition; however, depending on both (i) the outcome of the Company Post-Trial Motions and the District Court’s final judgment and (ii) the Company’s ability to arrange any financing, the Company may be required to seek protection under applicable bankruptcy laws.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, each as amended, that are intended to be covered by the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to, statements about the Company’s estimates, expectations, beliefs, intentions, plans or strategies for the future (including its possible future results of operations, profitability, business strategies, competitive position, potential growth opportunities, potential market opportunities and the effects of competition), and the assumptions underlying such statements. Forward-looking statements include all statements that are not historical facts and typically are identified by use of terms such as: “may,” “might,” “would,” “will,” “should,” “could,” “project,” “expect,” “plan,” “strategy,” “anticipate,” “attempt,” “develop,” “help,” “believe,” “think,” “estimate,” “predict,” “intend,” “forecast,” “seek,” “potential,” “possible,” “continue,” “future,” and similar words (including the negative of any of the foregoing), although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although the Company believes that it has a reasonable basis for each forward-looking statement contained in this Current Report, the Company cautions you that these statements are based on a combination of facts and factors currently known by it and its projections of the future, about which it cannot be certain. Forward-looking statements in this Current Report include, but are not limited to, statements regarding the Company’s expectations that it may be required to seek protection under applicable bankruptcy laws. Forward-looking statements are neither historical facts nor assurances of future results, performance, events or circumstances. Instead, these forward-looking statements are based on management’s current beliefs, expectations and assumptions, and are subject to risks and uncertainties. These risks and uncertainties include any adverse outcomes of any motions or appeals against the Company, and other risks and uncertainties, including those more fully described in the Company’s latest Annual Report on Form 10-K for the year ended June 30, 2023 and subsequent Quarterly Reports on Form 10-Q, and other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission The Company undertakes no obligation to revise or update publicly any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akoustis Technologies, Inc.

Date: September 10, 2024	By:	/s/ Kenneth E. Boller
	Name:	Kenneth E. Boller
	Title:	Chief Financial Officer

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